                                                                      EXHIBIT 12

                  LAIDLAW ENVIRONMENTAL SERVICES, INC.
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


           Six Months Ended
                                                       Year Ended August 31,
          February 28, 1998

                                          1993(1)        1994     1995     1996
  1997       1997     1998
                                          -------        ----     ----     ----
  ----       ----     ----

                                                                 (dollars in
thousands)
Income (loss) from continuing
operations before income tax                 -          25,731   21,684   11,860
(306,122)     7,351   23,361


Add:

  Portion of rents representative

    of the interest factor                   -           8,577   11,800   11,967
  12,033      6,016    5,135


  Interest on indebtedness                   -          34,000   41,142   46,850
  43,642     18,629   28,230


  Amortization of deferred

    financing charges                        -               -        -        -
     631          -    1,259
                                       -----------------------------------------
------------------------------
Income as adjusted                           -          63,308   74,626   70,677
(249,816)    31,996   57,985
                                       =========================================
==============================


Fixed charges:



  Portion of rents representative

     of the interest factor                  -           8,577   11,800   11,967
  12,033      6,016    5,135


  Interest on indebtedness                   -          34,000   41,142   46,850
  43,642     18,629   28,230


  Amortization of deferred

    financing charges                        -               -        -        -
     631          -    1,259
                                       -----------------------------------------
------------------------------
Total Fixed Charges                          -          42,577   52,942   58,817
  56,306     24,645   34,624
                                       =========================================
==============================


Ratio of earnings to fixed charges           -            1.60     1.41     1.20
   (4.44)      1.30     1.67
                                       =========================================
==============================

(1) Prior to May 15, 1997, the date of the Rollins Acquisition, the Company was operated as a division of Laidlaw and, accordingly, the Company's results of operations were included in the financial statements of Laidlaw. Certain of the selected financial data for fiscal 1993 were combined with that of Laidlaw and were not available on a separate basis.

                               SAFETY-KLEEN CORP.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                            Fiscal Year
         Twelve Weeks Ended


          March 22,  March 28,
                                            1993       1994      1995     1996
  1997      1997      1998
                                            ----       ----      ----     ----
  ----      ----      ----

                                                            (dollars in
thousands)
Income (loss) from continuing
operations before income tax             (168,609)     84,826   92,468  101,648
100,500     19,437   16,243

Add:
  Portion of rents representative
    of the interest factor                  6,933       7,067    8,267   10,500
 13,467      2,936    3,256

  Interest on indebtedness                 11,111      15,209   20,230   19,240
 18,108      4,361    3,612
                                         ---------------------------------------
-----------------------------
Income as adjusted                       (150,565)    107,102 -120,965  131,388
132,075     26,734   23,111
                                         =======================================
=============================

Fixed charges:

  Portion of rents representative
    of the interest factor                  6,933       7,067    8,267   10,500
 13,467      2,936    3,256

  Interest on indebtedness                 11,111      15,209   20,230   19,240
 18,108      4,361    3,612
                                         ---------------------------------------
-----------------------------

Total Fixed Charges                        18,044      22,276   28,497   29,740
 31,575      7,297    6,868
                                         =======================================
=============================
Ratio of earnings to fixed charges          (8.34)       4.81     4.24     4.42
   4.18       3.66     3.37
                                         =======================================
=============================

                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
           PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

The following computations for fiscal 1997 and the six and twelve months ended February 28, 1998 reflect, on a pro forma basis, earnings available for fixed charges, and resultant ratios.


                                                      Six Months       Twelve
                                     Fiscal Year        Ended       Months Ended
                                        Ended        February 28,   February 28,
                                    August 31, 1997      1998            1998

                                                 (dollars in thousands)
Income (loss) from continuing
operations before income tax            (393,503)      10,818       (352,388)

Add:
  Portion of rents representative
    of the interest factor                24,466       10,892         24,939

  Interest on indebtedness,
    including amortization of
    deferred financing charges           180,456       89,840        180,525
                                        -------------------------------------
Income as adjusted                      (188,581)     111,550       (146,924)
                                        =====================================

Fixed charges:

  Portion of rents representative
    of the interest factor                24,466       10,892         24,939

  Interest on indebtedness,
    including amortization of
    deferred financing charges           180,456       89,840        180,525
                                        -------------------------------------

Total Fixed Charges                      204,922      100,732        205,464
                                        =====================================
Ratio of earnings to fixed charges         (0.92)        1.11          (0.72)
                                        =====================================